Pioneer Power Solutions, Inc. 10-K/A

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 302 OF THE SARBANES-OXELY ACT OF 2002

I, Walter Michalec, certify that:

1.	I have reviewed this Amendment No. 1 to the report on Form 10-K of Pioneer Power Solutions, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: October 8, 2020	By:	/s/ Walter Michalec
Walter Michalec
Interim Chief Financial Officer (Duly Authorized Officer, Principal Financial and Accounting Officer)